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                                                                   EXHIBIT 23-D

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in the Registration Statement on Form S-3 filed by Quality Dining Inc., of our report dated August 1, 1995, on our audit of the combined financial statements of Shonco, Inc. et al as of December 31, 1994 and for the year then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                          Plante & Moran, LLP

July 22, 1996
Southfield, Michigan